Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Diedrich Coffee, Inc.:

We hereby consent to the incorporation by reference in the registration statements (Nos. 333-111669, 333-66744, 333-74626, 333-52190, 333-61269, 333-50412, 333-61271, 333-50127, 333-50129) on Form S-8 and Form S-3 of our report dated September 1, 2005, relating to the consolidated financial statements and schedule of Diedrich Coffee, Inc. (“Company”) for the year ended June 29, 2005, appearing in the Company’s annual report on Form 10-K for the year ended June 29, 2005.

/s/    BDO Seidman, LLP

Costa Mesa, California

September 29, 2005